AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT
                                  BY AND AMONG
                          AID ASSOCIATION FOR LUTHERANS
                                       AND
                         AAL VARIABLE ANNUITY ACCOUNT I
                                       AND
                         AAL VARIABLE ANNUITY ACCOUNT II
                                       AND
                           AAL VARIABLE LIFE ACCOUNT I
                                       AND
                       AAL CAPITAL MANAGEMENT CORPORATION
                                       AND
                     AAL VARIABLE PRODUCT SERIES FUND, INC.,
                              DATED JANUARY 1, 2000

                                TABLE OF CONTENTS
                                                                           Page


1.  SALE OF FUND SHARES......................................................4


2.  REPRESENTATIONS AND WARRANTIES...........................................5


3.  PROSPECTUS AND PROXY STATEMENTS: VOTING..................................6


4.  SALES MATERIAL AND INFORMATION...........................................6


5.  FEES AND EXPENSES........................................................7


6.  DIVERSIFICATION..........................................................8


7.  MONITORING FOR MATERIAL IRRECONCILABLE CONFLICTS.........................8


9.  TERM AND TERMINATION OF THIS AGREEMENT..................................13


10. NOTICES.................................................................15


11. MISCELLANEOUS...........................................................16

                             PARTICIPATION AGREEMENT

     This PARTICIPATION AGREEMENT, is made and entered into as of this 1st day of January, 2000, by and among AID ASSOCIATION FOR LUTHERANS ("AAL"), on its own behalf and on behalf of AAL VARIABLE ANNUITY ACCOUNT I, AAL VARIABLE ANNUITY ACCOUNT II, and AAL VARIABLE LIFE ACCOUNT I (the "ACCOUNTS"), AAL CAPITAL MANAGEMENT CORPORATION ("AAL CMC"), and AAL VARIABLE PRODUCT SERIES FUND, INC. (the "FUND"), (collectively the "Parties").

WITNESSETH:

     WHEREAS, AAL is a fraternal benefit society organized under the laws of the State of Wisconsin engaged in the writing of life insurance, annuity contracts, and other insurance products, and serves as sponsor and depositor of the ACCOUNTS;

     WHEREAS, the ACCOUNTS are legally segregated asset accounts of AAL, established pursuant to the laws of the State of Wisconsin, with several subaccounts (the "Subaccounts"), for the purpose of funding certain variable universal life insurance contracts and variable annuity contracts (collectively the "Certificates");

     WHEREAS, the FUND, is registered with the Securities and Exchange Commission (the "SEC"), as a diversified, open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"), and its shares are registered with the SEC under the Securities Act of 1933 (the "1933 Act");

     WHEREAS, the FUND is a series company, meaning its Board of Directors may designate various series ("Portfolios") into which the FUND's authorized shares are to be divided from time to time, with each such Portfolio consisting of a specific number of the FUND's authorized shares, representing an interest in a separate portfolio of securities and other assets, and having its own investment objectives, policies and restrictions;

     WHEREAS, to the extent permitted by applicable insurance, tax and other laws and regulations, AAL intends to purchase shares in the FUND on behalf of the ACCOUNTS to fund the Certificates or on its own behalf for related purposes, and the FUND is authorized to sell such shares to the ACCOUNTS and to AAL at net asset value;

     WHEREAS, the FUND has entered into an Investment Advisory Agreement with AAL CMC, dated the 1st day of January, 2000, as amended, wherein AAL CMC has agreed to serve as investment adviser to the FUND, and to accept certain obligations of the FUND as set forth herein, i.e., to compute the daily net asset value and the net asset value per share for each Portfolio and to comply with Subchapter M and Section 817(h) of the Internal Revenue Code of 1986 (the "Code"), as amended;

     NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.   SALE OF FUND SHARES

        1.1 The Certificates funded through the ACCOUNTS will provide for the allocation of net amounts among certain Subaccounts for investment in such shares of the Portfolios as may be offered from time to time in the prospectus of the ACCOUNTS for the Certificates. The selection of the particular Subaccount is to be made by the Certificate owner, and such selection may be changed in accordance with the terms of the Certificates.

        1.2 The FUND will sell to AAL those shares of each available Portfolio that AAL orders based on transactions under Certificates, effecting such orders on a daily basis at the Portfolio's net asset value per share next computed as provided in the FUND prospectus.

        1.3 The Board of Directors of the FUND (the "Board") may refuse to sell shares of any Portfolio to AAL, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of the FUND.

        1.4 The FUND agrees that its shares will be sold only to: (a) AAL, on its own behalf and on behalf of separate accounts that it establishes from time to time and maintains to fund variable annuity contracts and variable life insurance contracts of AAL, including the ACCOUNTS; (b) other life insurance companies, whether affiliated or unaffiliated with AAL, on behalf of separate accounts funding variable annuity contracts and variable life insurance contracts of such other insurance companies; and (c) qualified pension or retirement plans, whether for the benefit of employees of AAL and/or its affiliates or for the benefit of unaffiliated entities ("Qualified Plans"). AAL separate accounts (including the ACCOUNTS) and separate accounts of other life insurance companies eligible to purchase shares of the FUND are referred to in this Agreement as "Separate Accounts." No shares of any Portfolio will be sold to the general public or to any life insurance company (on its own behalf, as opposed to a Separate Account maintained by such other insurance company) other than AAL.

        1.5 The FUND will redeem for cash from AAL those full or fractional shares of each Portfolio that AAL requests based on transactions under Certificates, effecting such requests on a daily basis at the Portfolio's net asset value per share next computed as provided in the FUND prospectus.

        1.6 Issuance and transfer of the FUND's shares will be by book entry only. Stock certificates will not be issued to AAL. Shares ordered from the FUND will be recorded in an appropriate title for AAL.

        1.7 The FUND shall furnish notice promptly to AAL of any income, dividends or capital gain distributions payable on the shares of any Portfolio. AAL hereby elects to receive all such income, dividends and capital gain distributions as are payable on FUND shares in additional shares of that Portfolio. AAL reserves the right to revoke this election and to receive all such income, dividends and capital gain distributions in cash. The FUND shall notify AAL of the number of shares so issued as payment of such income, dividends and distributions.

        1.8 The FUND shall make the net asset value per share for each Portfolio available to AAL on a daily basis, as soon as reasonably practical after the net asset value per share is calculated.

        1.9 The FUND may establish additional Portfolios to provide additional funding media for the Certificates, or delete, combine, or modify existing Portfolios. The shares of any additional Portfolio may be made available to the ACCOUNTS by the FUND, pursuant to the terms of this Agreement, and any applicable reference to any Portfolio, the FUND or its shares herein shall include a reference to any such Portfolio.

2.   REPRESENTATIONS AND WARRANTIES

        2.1 AAL represents and warrants that interests in the ACCOUNTS under the Certificates are or will be registered under the 1933 Act to the extent required by the 1933 Act, that the Certificates will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Certificates will comply in all material respects with state insurance and federal securities law suitability requirements. AAL further represents and warrants that it is a fraternal benefit society organized under the laws of the State of Wisconsin and engaged in the writing of life insurance, annuity contracts, and other insurance products; that it has legally and validly established its ACCOUNTS as segregated asset accounts under Wisconsin insurance law; and that it has registered or will register the ACCOUNTS as unit investment trusts in accordance with the provisions of the 1940 Act to serve as segregated investment accounts for the Certificates, to the extent required by the 1940 Act.

        2.2 AAL represents and warrants that any interests in the ACCOUNTS being offered for sale under the Certificates are or will be registered under the 1933 Act to the extent required by the 1933 Act, that the Certificates will be issued and sold in compliance in all material respects with all applicable federal and state laws, and that the sale of the Certificates will comply in all material respects with state insurance law, and federal securities laws, including the rules of the National Association of Securities Dealers, Inc. ("NASD").

        2.3 The FUND represents and warrants that its shares sold pursuant to this Agreement are or will be registered under the 1933 Act to the extent required by the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the state of Maryland and all applicable federal securities laws and that the FUND is or will be registered under the 1940 Act to the extent required by the 1940 Act. The FUND will amend the registration statement for its shares under the 1933 Act, as well as its registration statement under the 1940 Act, as required in order to effect the continuous offering of its shares. The FUND will register or qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the FUND.

        2.4 AAL represents and warrants that its Certificates are currently treated as annuity contracts and universal life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment.

        2.5 The FUND makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses) complies with the insurance laws or regulations of the various states. On the request of any state insurance department, the FUND agrees to provide and furnish to the department any information or reports in connection with the FUND's operations or services that will allow the insurance department to determine if the variable product operations of AAL are being conducted in a manner consistent with state laws. The FUND intends to comply with the insurance laws of any relevant state regarding any Portfolio's investment objectives, policies and restrictions to the extent that AAL CMC advises the FUND, in writing, of such laws or any change in such laws, provided the FUND's Board of Directors and/or shareholders approve such changes as required by the 1940 Act.

        2.6 The FUND represents and warrants that each of its Portfolios will qualify as a regulated investment company under Subchapter M of the Code and that the investments of each of its Portfolios will comply with the diversification requirements of Section 817(h) of the Code and the regulations thereunder, and that it will notify AAL immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

3.   PROSPECTUS AND PROXY STATEMENTS: VOTING

        3.1 The FUND will provide such documentation (including a final copy of any new prospectus, statement of additional information ("SAI"), or supplement) and other assistance as is reasonably necessary in order for AAL or its designee to timely distribute the current FUND prospectus, SAI and any supplement thereto, or, in the alternative, to have the prospectus of the ACCOUNTS for the Certificates and the FUND's prospectus printed together in one document once each year (or more frequently if the prospectus for the FUND is amended) (such FUND prospectus printing to be at the FUND's expense, as provided in Section 5.1).

        3.2 The FUND will provide such documentation (including a final copy of any proxy material, report to shareholders, and other communication to shareholders) and other assistance as is reasonably necessary for AAL or its designee to timely distribute the proxy material, report to shareholders, and other communication (such printing and distribution to be the FUND's expense, as provided in Section 5.1).

        3.3 If, and to the extent required by law, AAL shall, at AAL's expense, as provided in Section 5.2:

              (a)  solicit voting instructions from Certificate owners;

              (b) vote Portfolio shares in accordance with instructions received from Certificate owners;

              (c) vote Portfolio shares for which no instructions have been received, as well as Portfolio shares attributable to AAL other than under Certificates, in the same proportion as shares of such Portfolio for which instructions have been received, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges. AAL reserves the right to vote Portfolio shares held in any segregated asset accounts or in general accounts in its own right, to the extent permitted by law.

        3.4 The FUND reserves the right to take all actions, including but not limited to the dissolution, merger, and sale of all assets of the FUND solely upon the authorization of its Board and/or shareholders as required by the 1940 Act.

4.   SALES MATERIAL AND INFORMATION

        4.1 AAL or its designee will furnish, or will cause to be furnished, to the FUND or its designee, each piece of sales literature or other promotional material in which the FUND or AAL is named, at least fifteen (15) days prior to its intended use. No such material will be used if the FUND or its designee objects to such intended use within fifteen (15) days after receipt of such material.

        4.2 AAL will not give any information or make any representation or statement, or cause such information to be given or representation to be made, on behalf of the FUND or concerning any Portfolio in connection with the sale of the Certificates other than the information or representations contained in the registration statement, prospectus, and SAI for FUND shares, as such registration statement, prospectus, and SAI may be amended or supplemented from time to time, or in reports or proxy materials for the FUND, or in sales literature or other promotional material approved by the FUND or its designee, except with the permission of the FUND or its designee.

        4.3 The FUND or its designee will furnish, or will cause to be furnished, to AAL or its designee, each piece of sales literature or other promotional material of the FUND in which AAL and/or its ACCOUNTS is named, at least fifteen (15) days prior to its intended use. No such material will be used if AAL or its designee objects to such intended use within fifteen (15) days after receipt of such material.

        4.4 The FUND will not give any information or make any representations or statements, or cause such information to be given or representations to be made, on behalf of AAL or concerning AAL, its ACCOUNTS or its Certificates other than the information or representations contained in a registration statement or prospectus for such ACCOUNTS, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the ACCOUNTS that are in the public domain or approved by AAL for distribution to owners, or in sales literature or other promotional material approved by AAL or its designee, except with the permission of AAL or its designee .

        4.5 The FUND will provide to AAL one complete copy of all registration statements, prospectuses, SAI's, reports, proxy material, sales literature and other promotional material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the FUND or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

        4.6 AAL will provide to the FUND one complete copy of all registration statements, prospectuses, SAI's, reports, solicitations for voting instructions, sales literature and other promotional material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the ACCOUNTS or its Certificates, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

5.   FEES AND EXPENSES

        5.1 The FUND will pay all expenses incident to the FUND's performance under this Agreement. In addition to the investment advisory fee, subject to the expense reimbursement arrangement discussed below, each Portfolio will bear all of its operating expenses that are not specifically assumed by AAL, including the following: (i) interest and taxes (ii) brokerage commissions; (iii) insurance premiums; (iv) compensation and expenses for those Directors who are not "interested" persons under Section 2(a)(19) of the Act;
              (v) independent legal and audit expenses; (vi) fees and expenses of the FUND's custodian, shareholder servicing or transfer agent and accounting services agent; (vii) expenses incident to the issuance of its shares, including stock certificates and issuance of shares on the payment of, or reinvestment of dividends; (viii) fees and expenses incident to the registration under Federal or state securities laws of the FUND or its shares; (ix) FUND or portfolio organizational expenses; (x) FUND expenses of preparing, printing and mailing reports and notices, proxy material and prospectuses to shareholders of the FUND; (xi) all other expenses incidental to holding meetings of the FUND's shareholders; (xii) dues or assessments of or contributions to the Investment Company Institute or any successor or other industry association; (xiii) such non-recurring expenses as may arise, including litigation affecting the FUND and the legal obligations which the FUND may have to indemnify its officers and Directors with respect thereto; and (xiv) cost of daily valuation of each of the Portfolio's securities and net asset value per share.

        5.2 AAL will pay all expenses incident to AAL's performance under this Agreement. In addition, AAL will bear the expenses of printing and distributing to its Certificate owners the FUND proxy materials, proxy cards and voting instruction forms (collectively "proxy information"), tabulating the results of proxy solicitations to its Certificate owners, printing and distributing to its Certificate owners the FUND prospectus, SAI, supplement, proxy material, report to shareholders, and other communication to shareholders, and any expenses associated with administration of its Certificates.

6.   DIVERSIFICATION

        6.1 The Portfolios will be invested in such a manner as to ensure that the Certificates will be treated as variable life insurance contracts and variable annuity contracts under the Code and the regulations thereunder insofar as such investment is required for such treatment. Without limiting the scope of the foregoing, the Portfolios will at all times comply with Section 817(h) of the Code and Treasury Regulations Section 1.817-5 relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.

        6.2 The FUND shall furnish to AAL on a regular basis reports of all of the investments of each Portfolio in a form sufficient to permit AAL to determine whether each Portfolio is in compliance with the diversification requirements of Section 817(h) of the Code and the Regulations thereunder and shall take immediate action, on learning through its own monitoring, or on advice from AAL, that any Portfolio is not in compliance with such requirements, to return to compliance with such requirements.

        6.3 If any Portfolio is found not to comply with the diversification requirements at the end of a calendar quarter and the 30-day grace period allowed under the Regulations, the FUND shall take all appropriate efforts immediately to restore any such Portfolio to compliance and shall fully cooperate with AAL in any effort to correct such diversification failure under procedures established by the Internal Revenue Service, including those set forth in Revenue Procedure 92-25.

7.   MONITORING FOR MATERIAL IRRECONCILABLE CONFLICTS

        7.1 The FUND's Board of Directors will monitor the FUND for the existence of any material irreconcilable conflict between and among the interests of the certificateholders of the Separate Accounts (including the ACCOUNTS) investing in the FUND and the participants of any of the Qualified Plans investing in the FUND. A material irreconcilable conflict may arise for a variety of reasons, including: (a) action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling , private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investment of the FUND are being managed; (e) a difference in voting instructions given by the Separate Accounts vis-a-vis voting instructions provided by the trustees of the Qualified Plans; (f) a decision by AAL or another life insurance company to disregard the voting instructions of Certificate owners in one or more Separate Accounts; or (g) if applicable, a decision by the trustee of a Qualified Plan to disregard the voting instructions of the participants of such Qualified Plan. A determination by the FUND's Board that a material irreconcilable conflict exists will be a final determination.

        7.2 If it is determined by a majority of the FUND's Board, or by a majority of its disinterested directors, that a material irreconcilable conflict exists, AAL (on behalf of the ACCOUNTS) shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors of the
              FUND), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict. Such steps could include:
              (a) withdrawing the assets allocable to some or all of the ACCOUNTS from the FUND or any Portfolio of the FUND and reinvesting such assets in a different investment medium, including another portfolio of the FUND; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Certificate owners and, as appropriate, segregating the assets of any appropriate (i.e., variable annuity Certificate owners or variable life insurance Certificate owners of one or more of AAL and any other insurance companies with Separate Accounts investing in the FUND) that votes in favor of such segregation, or offering to the affected Certificate owners the option of making such change; or (c) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of a decision by AAL to disregard voting instructions of owners of Certificates in one or more of the ACCOUNTS, and that decision represents a minority position or would preclude a majority vote with respect to the vote being taken by shareholders of the FUND, then AAL shall, at the election and direction of the FUND's Board, withdraw each affected ACCOUNT's investment in the FUND (but no charge or penalty shall be imposed as a result of such withdrawal).

        7.3 AAL is responsible, to the extent permitted by applicable law, for taking remedial action on behalf of the affected ACCOUNT(s) in the event that the FUND's Board determines a material irreconcilable conflict exists. AAL will take remedial action only as it pertains to assets of the affected ACCOUNT(s) and in accordance with its fiduciary responsibility to Certificate owners in such affected ACCOUNT(s). AAL, as the sponsor of the affected ACCOUNT(s), will be responsible for the cost of any such remedial action. For the purpose of this Section, a majority of the disinterested members of the FUND's Board will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event shall the FUND, or AAL in its capacity as advisor to the FUND, be required to establish a Portfolio or new funding medium for any Certificate or any ACCOUNT. Nor, in its capacity as sponsor of any ACCOUNT, shall AAL be required to establish a new funding medium for any Certificate or any ACCOUNT if any offer to do so has been declined by a vote of a majority of the Certificate owners materially and adversely affected by the material irreconcilable conflict.

        7.4 The FUND promptly shall notify AAL in writing of any determination by the FUND's Board as to the existence of a material irreconcilable conflict and its implications

        7.5 All reports of potential or existing conflicts received by the FUND's Board and all Board actions with regard to or determining the existence of a conflict of interest, notifying AAL of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the FUND's Board or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

        7.6 The FUND will disclose in its prospectus that (a) shares of the FUND may be offered to Separate Accounts and Qualified Plans; (b) material irreconcilable conflicts may arise between the interest of various certificateholders investing in the Separate Accounts and the interests of participants in the Qualified Plans investing in the FUND; and (c) the FUND's Board will monitor events in order to identify the existence of any material conflict and determine what action, if any, should be taken in response to such material irreconcilable conflict.

        7.7 No less than annually, AAL will submit to the FUND's Board such reports, materials and data as the Board may reasonably request so that the Board may carry out fully its obligations under this Section. Such reports, materials and data will be submitted more frequently if deemed appropriate by the FUND's Board. In any event, AAL will promptly notify the FUND's Board in writing if it becomes aware of any facts or circumstances that could give rise to a material irreconcilable conflict between the interests of various Certificate owners in the ACCOUNTS and the interests of Qualified Plan participants investing in the FUND. All reports submitted to the FUND's Board under this Section 7.7 shall include all information reasonably necessary for the Board to consider the conflict issues raised. In this regard, AAL promptly shall notify the FUND's Board whenever AAL has determined to disregard voting instructions of the Certificate owners of any ACCOUNT(s) on any matter submitted to a vote of shareholders of the FUND.

8.  INDEMNIFICATION

        8.1   Indemnification By AAL

             (a) AAL will indemnify and hold harmless the FUND and each of its Directors, officers, and employees and each person, if any, who controls the FUND within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AAL) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and which:

                  (i) arise out of or are based upon any failure by AAL to
                      perform the duties or assume the general business responsibilities of AAL with respect to the design, drafting, state approvals, issuance, servicing and administration of the Certificates, or the establishment and maintenance of the ACCOUNTS; or

                  (ii) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, or SAI for the Certificates, or the ACCOUNTS, or contained in the Certificates or sales literature for the Certificates (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to AAL by or on behalf of the FUND for use in the registration statement, prospectus, or SAI for the Certificates or the ACCOUNTS or in the Certificates or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Certificates or FUND shares; or

                  (iii) arise out of or are based upon statements or
                      representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the FUND not supplied by AAL, or persons under its control) or wrongful conduct of AAL or persons under its control, or failure to supervise persons under AAL's control or entities or individuals with which AAL contracts, with respect to the sale or distribution of the Certificates or FUND shares; or

                  (iv)arise out of any untrue statement or alleged untrue
                      statement of a material fact contained in a registration statement, prospectus, or sales literature of the FUND or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the FUND by or on behalf of AAL; or

                  (v) arise out of or result from any failure by AAL to provide the services and furnish the materials contemplated by this Agreement; or

                  (vi)arise out of or result from any material breach of any representation and/or warranty made by AAL in this Agreement or arise out of or result from any other material breach of this Agreement by AAL, as limited by and in accordance with the provisions of Sections 8.1(b). and 8.1(c) hereof.

             (b) AAL will not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the FUND, whichever is applicable.

             (c) AAL will not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified AAL in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AAL of any such claim will not relieve AAL from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, AAL shall be entitled to participate, at its own expense, in the defense thereof. AAL also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from AAL to such party of AAL's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and AAL will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

             (d) The Indemnified Party will promptly notify AAL of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with transactions that are the subject of this Agreement whether or not indemnification is being sought hereunder.

        8.2   Indemnification By the FUND

             (a) The FUND will indemnify and hold harmless AAL and each of its directors, officers and employees and each person, if any, who controls AAL within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of FUND) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, which:

                  (i) arise out of or are based upon any failure by the FUND to perform the duties or assume the general business responsibilities required by this Agreement with respect to the sale of shares of the FUND to AAL; or

                  (ii) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the sales literature for the FUND and/or the Certificates, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the FUND by or on behalf of AAL for use in the registration statement, prospectus, or SAI for use in the sales literature or otherwise for use in connection with the sale of Portfolio shares; or

                  (iii) arise out of or are based upon statements or
                      representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the FUND not supplied by the FUND, or persons under its control) or wrongful conduct of the FUND or persons under its control, or failure to supervise persons under the FUND's control or entities or individuals with which the FUND contracts, with respect to the sale or distribution of the Certificates or FUND shares; or

                  (iv)arise out of any untrue statement or alleged untrue
                      statement of a material fact contained in a registration statement, prospectus, or sales literature of the FUND or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to AAL by or on behalf of AAL; or

                  (v) arise out of or result from any failure by the FUND to provide the services and furnish the materials contemplated by this Agreement; or

                  (vi)arise out of or result from any material breach of any representation and/or warranty made by the FUND in this Agreement or arise out of or result from any other material breach of this Agreement by the FUND, except to the extent provided in Section 8.2(b) and 8.2(c) hereof.

             (b) The FUND will not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the FUND, whichever is applicable.

             (c) The FUND will not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the FUND in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the FUND of any such claim will not relieve the FUND from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the FUND shall be entitled to participate, at its own expense, in the defense thereof. The FUND also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the FUND to such party of the FUND's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the FUND will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

             (d) The Indemnified Party will promptly notify the FUND of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with transactions that are the subject of this Agreement whether or not indemnification is being sought hereunder.

9.   TERM AND TERMINATION OF THIS AGREEMENT

        9.1   This Agreement will terminate:

             (a) as to any party hereto, at the option of that party, upon prior written notice to the other party as provided in Section
                  9.3 herein; or

             (b) at the option of the FUND in the event that formal administrative proceedings are instituted against AAL by the NASD, the SEC, any state securities or insurance commissioner or any other regulatory body regarding AAL's duties under this Agreement or related to the sale of the Certificates, the operation of the ACCOUNTS, or the purchase of FUND shares, provided, however, that the FUND determines, in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of AAL to perform its obligations under this Agreement; or

             (c) at the option of AAL in the event that formal administrative proceedings are instituted against the FUND by the NASD, the SEC, or any state securities or insurance commission or any other regulatory body, regarding the FUND's duties under this Agreement or related to the sale of FUND shares or the operation of the FUND, provided, however, that AAL determines, in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the FUND to perform its obligations under this Agreement; or

             (d) at the option of AAL with respect to the ACCOUNTS, upon requisite authority to substitute the shares of another investment company for shares of the FUND in accordance with the terms of the Certificates or in accordance with the ACCOUNTS investment policy or standards of conduct; or

             (e) at the option of AAL, in the event any of the FUND's shares are not registered, issued, or sold in accordance with applicable federal and any state law or such law precludes the use of such shares as the underlying investment media of the Certificates issued or to be issued by AAL; or

             (f) at the option of AAL, if the FUND fails to meet the requirements specified in Sections 2.3 or 2.6 hereof; or

             (g) at the option of the FUND, if the investments of the ACCOUNTS fail to satisfy the diversification requirements of the Code and the regulations thereunder, or

             (h) at the option of AAL, if the FUND dissolves or becomes otherwise unable to sell shares to fund the ACCOUNTS.

        9.2 It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 9.1(a) may be exercised for any reason or for no reason.

        9.3  Notice Requirement for Termination

             No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to the other party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore,

             (a) in the event that any termination is based upon the provisions of Section 9.1(a) hereof, such prior written notice shall be given at least one hundred eighty (180) days in advance of the effective date of termination as required by such provision;

             (b) in the event that any termination is based upon the provisions of Section 9.1(b) or Section 9.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination;

             (c) in the event that any termination is based upon the provisions of Section 9.1(d) hereof, AAL will give at least sixty (60) days prior written notice to the FUND of the date of any proposed action to substitute FUND shares, including the filing of any applicable exemptive application under the 1940 Act relating to the ACCOUNTS; and AAL will provide the FUND with a copy of any such exemptive application; and

             (d) in the event that any termination is based upon the provisions of Section 9.1(e), Section 9.1(f), or Section 9.1(g) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating party learns of the event causing termination to be required.

        9.4  Partial Termination

             It is also understood that this Agreement may be terminated with regard to a specific Portfolio or Portfolios of the FUND, or the entire FUND at the discretion of the terminating party. Notwithstanding any termination of this Agreement, the FUND, or any Portfolio, provided its shares are then available for sale to any persons, shall at the option of AAL, continue to make available additional shares of the FUND pursuant to the terms and conditions of this Agreement, for all Certificates in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Certificates"). Specifically, without limitation, the owners of the Existing Certificates shall be permitted to transfer or reallocate investments under the Certificates, redeem investments in the FUND and/or invest in the FUND upon the making of additional purchase payments under the Existing Certificates.

        10.  NOTICES

     Any notice will be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to AAL:            4321 North Ballard Road
                           Appleton, Wisconsin 54919-0001
                           Attention:  Woodrow E. Eno, Secretary

     If to AAL CMC         222 West College Avenue
                           Appleton, Wisconsin 54919-0007
                           Attention:  Robert G. Same

     If to the FUND:       4321 North Ballard Road
                           Appleton, Wisconsin 54919-0001
                           Attention:  Frederick D. Kelsven, Secretary

11.  MISCELLANEOUS

        11.1 This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland, where the sale of any FUND share shall be deemed to have been made; provided, however, that if such laws or any of the provisions of this Agreement conflict with applicable Provisions of the 1940 Act, the latter shall control.

        11.2 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be effected thereby.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the 1st day of January, 2000.



     AID ASSOCIATION FOR LUTHERANS,
     AAL VARIABLE ANNUITY ACCOUNT I,
     AAL VARIABLE ANNUITY ACCOUNT II      AAL VARIABLE PRODUCT SERIES FUND, INC.
                  AND
     AAL VARIABLE LIFE ACCOUNT I


By:  /s/John O. Gilbert                   By:  /s/Robert G. Same
     --------------------------                ---------------------------
     John O. Gilbert                           Robert G. Same
     President and                             President
     Chief Executive Officer

By:  /s/Woodrow E. Eno                    By:  /s/Frederick D. Kelsven
     --------------------------                ---------------------------
     Woodrow E. Eno                            Frederick D. Kelsven
     Senior Vice President,                    Secretary
     Secretary and General Counsel



     AAL CAPITAL MANAGEMENT CORPORATION


By:  /s/Robert G. Same
     --------------------------
     Robert G. Same
     President

By:  /s/Frederick D. Kelsven
     --------------------------
     Frederick D. Kelsven
     Secretary